Exhibit 10.1

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”), entered into as of May 13, 2013, is by and between Edwards Lifesciences Corporation, a Delaware corporation (“Edwards” or the “Company”), and the undersigned purchaser (the “Purchaser”). Edwards and the Purchaser hereby agree as follows:

1.                                      Subscription.  Subject to the terms and conditions of this Agreement, the Purchaser hereby subscribes for and purchases from Edwards, and Edwards hereby sells and issues to the Purchaser, on the Closing Date (as defined below), that number of shares (the “Shares”) of the common stock of Edwards, par value $1.00 per share (the “Common Stock”), equal to $5,000,000 divided by the greater of (a) the closing price per share of Common Stock on the Closing Date, and (b) the average closing price per share of the Common Stock for the ten (10) consecutive trading days ending on the second (2nd) trading day immediately prior to the Closing Date, in each case, as reported on the New York Stock Exchange.

2.                                      Closing.  The closing (the “Closing”) of the purchase of the Shares shall occur on May 15, 2013 at 3:00 p.m. PDT (the “Closing Date”) at the offices of Edwards.  At or prior to the Closing, the Purchaser shall pay the aggregate purchase price for the Shares by wire transfer of immediately available U.S. funds to an account designated by Edwards.  At the Closing, Edwards shall issue and deliver the Shares to the Purchaser.  Edwards shall not be obligated to deliver any of the Shares unless and until payment has been received in respect of all of the Shares.

3.                                      Representation and Warranties of the Purchaser.  The Purchaser hereby represents and warrants to Edwards that:

(a)                                 Authorization.  The Purchaser has the full right, power and capacity to enter into this Agreement and to perform the actions required of the Purchaser hereunder.  This Agreement has been duly executed and delivered by the Purchaser.  This Agreement constitutes the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ or security holders’ rights.

(b)                                 No Approvals; No Conflict.  No approval, consent, notice, filing, or registration is required on the part of the Purchaser in connection with the execution and delivery by the Purchaser of this Agreement or the performance by the Purchaser of the Purchaser’s obligations hereunder except for those that have been obtained. The execution, delivery and performance by the Purchaser of this Agreement do not and will not conflict with or result in a breach or violation of any law, order or contract to which the Purchaser is subject or by which the Purchaser is bound.  The Purchaser is acquiring the Shares in compliance with the Company’s insider trading policy.

(c)                                  Status.  The Purchaser is an accredited investor within the meaning of Regulation D under the Securities Act of 1933, as amended (the “Act”), and is experienced in evaluating and investing in companies such as Edwards.  The Purchaser is in a financial position to hold all of the Shares and is able to bear the economic risk of holding all of the Shares for an indefinite period and withstand a complete loss of the Purchaser’s investment in the Shares.

(d)                                 Acquisition for Own Account.  The Purchaser is acquiring the Shares for the Purchaser’s own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Act.  The Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication published in any newspaper, magazine, website, or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a purchase of any of the Shares by a person other than a representative of Edwards. The Purchaser has not received any general solicitation or general advertising concerning Edwards or the Shares.

(e)                                  Information.  The Purchaser is familiar with the business and financial condition and operations of Edwards and has had access to such information concerning Edwards and the Shares as the Purchaser deems necessary to make an informed investment decision concerning the purchase of the Shares. The Purchaser has reviewed such information with the Purchaser’s own financial, tax and legal advisors, or has had an opportunity to do so but has waived such opportunity, and has relied solely on such advisors for financial, tax and legal advice. The Purchaser acknowledges and agrees that, except only as set forth in Section 4 of this Agreement, none of Edwards or any of its affiliates, agents, advisors or representatives makes, and the Purchaser has not relied on, any representation or warranty of any kind, either express or implied, with respect to Edwards, the Shares, or the subject matter of this Agreement, including as to the accuracy or completeness of any of the information provided or made available to the Purchaser or any of the Purchaser’s representatives.

(f)                                   Restricted Securities.  The Purchaser understands that the Shares are characterized as “restricted securities” under federal securities laws and applicable state securities laws since they are being acquired from Edwards in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration or qualification under the Act and applicable state securities laws only in certain limited circumstances.  The Purchaser is familiar with Rule 144 promulgated by the Securities and Exchange Commission, as presently in effect, and understands the resale limitations imposed thereby and by the Act.  In connection with the issuance of the Shares, the Purchaser understands that Edwards is relying on Section 4(a)(2) under the Act, which provides an exemption from registration under the Act.

(g)                                  Residence.  The Purchaser is a resident of California.

4.                                      Representation and Warranties of Edwards. Edwards hereby represents and warrants to the Purchaser that:

(a)                                 Authorization.  Edwards is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  Edwards has the full right, power and authority to enter into this Agreement and to perform the actions required of such entity hereunder.  Edwards has taken all action necessary for it to execute, deliver and perform this Agreement.  This Agreement has been duly executed and delivered by Edwards.  This Agreement constitutes the valid and legally binding obligation of Edwards, enforceable against Edwards in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ or security holders’ rights.

(b)                                 No Approvals; No Conflict.  No approval, consent, notice, filing, or registration is required on the part of Edwards in connection with the execution and delivery by Edwards of this Agreement or the performance by Edwards of Edwards’ obligations hereunder, except for those that have been obtained and except for any necessary filings under applicable securities laws to be made after Closing.  The execution, delivery and performance by Edwards of this Agreement do not and will not conflict with or result in a breach or violation of any law, order or contract to which the Purchaser is subject or by which it is bound or any of Edwards’ charter or other governance documents.

(c)                                  Shares.  The Shares, when issued, sold and delivered in accordance with the terms and conditions set forth herein for the consideration set forth herein, will be validly issued, fully paid, and nonassessable.

5.                                      Holding Period.  The Purchaser hereby covenants and agrees not to transfer all or any portion of the Shares to any transferee prior to the first anniversary of the Closing Date (other than pursuant to gifts, bequests or transfers for estate planning purposes and in compliance with applicable federal and state securities laws and where the transferee agrees to be bound by the terms and conditions of this Agreement).

6.                                      Notices.  Any notices, consents or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt when delivered personally or (ii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses shall be as follows, provided that any party may give another party notice of an alternative address:

If to Edwards:

Edwards Lifesciences Corporation

One Edwards Way

Irvine, CA 92614

Attention:  General Counsel

If to the Purchaser:

As set forth on the signature page hereto.

7.                                      Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without regard to principles of conflicts of law that would require the application of another jurisdiction’s laws.

8.                                      Further Assurances.  The parties agree to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do or cause to be done, all things necessary, proper or advisable, whether under applicable laws and regulations or otherwise, in order to consummate and make effective the transactions contemplated hereby.

9.                                      Miscellaneous.  This Agreement sets forth the entire agreement and understanding with respect to the transactions contemplated hereby and supersedes any and all prior agreements and understandings relating to the subject matter hereof. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.  A portable document file, faxed or photocopied signature page shall be deemed an original. The headings in this Agreement are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof.  If any term or provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement are not affected in any manner materially adverse to any party hereto.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the parties.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

EDWARDS

EDWARDS LIFESCIENCES CORPORATION

By:	/s/ Aimee S. Weisner
Name:	Aimee S. Weisner
Its:	Corporate Vice President, General Counsel

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASER

/s/ Michael A. Mussallem
Michael A. Mussallem, Trustee for
Mussallem Living Trust dated March 7, 2005

ADDRESS: